Exhibit 99.1

Media Contact: Jennifer Leggio Sourcefire 650-260-4025 jleggio@sourcefire.com	Investor Contact: Staci Mortenson ICR 203-682-8273 Staci.Mortenson@icrinc.com

SOURCEFIRE ANNOUNCES THIRD QUARTER 2012 RESULTS

Third Quarter 2012:

•	Record Revenue: $58.8 million, an increase of 30% year-over-year
•	Adjusted Net Income: $7.6 million, or $0.25 per diluted share

COLUMBIA, Md., November 1, 2012 – Sourcefire, Inc. (Nasdaq:FIRE), a leader in intelligent cybersecurity solutions, today announced financial results for its fiscal third quarter ended September 30, 2012.

“Sourcefire achieved record revenue for the third quarter. We saw broad based strength across our business driven by our market-leading FirePOWER platform and our growing distribution capabilities,” said Marty Roesch, interim CEO of Sourcefire. “Today’s sophisticated threats require an approach that provides continuous capability across all phases of an attack; before it begins, during the time it is in progress and even after it is missed by other defenses. Our threat centric approach addresses the full attack continuum and drives our innovation, resulting in more effective protection for our customers. This, combined with the investments we are making in our go-to-market strategy, is enabling us to achieve significant levels of growth.”

Financial Summary

•	Total Revenue - Revenue for the third quarter of 2012 was $58.8 million compared to $45.2 million in the third quarter of 2011, an increase of 30%.

•

GAAP Net Income - Net income was $1.2 million for the third quarter of 2012, or $0.04 per diluted share, on the basis of generally accepted accounting principles (GAAP), compared with GAAP net income of $2.0 million, or $0.07 per diluted share, in the third quarter of 2011.

•

Adjusted Net Income - Adjusted net income for the third quarter of 2012, which excludes stock-based compensation expense and amortization of acquired intangible assets, and includes an assumed tax rate of 35%, was $7.6 million, or $0.25 per diluted share. This compares to adjusted net income of $5.7 million, or $0.19 per diluted share, for the third quarter of 2011, which excludes stock-based compensation expense, amortization of acquired intangible assets and other acquisition-related expenses, and includes an assumed tax rate of 35%.

•

Cash and Cash Flow - As of September 30, 2012, the Company’s cash, cash equivalents and investments totaled $188.5 million. For the third quarter of 2012, net cash provided by operating activities was $3.7 million and the Company generated free cash flow of $1.6 million.

Recent Company Highlights

Revenue Growth

•	Increased U.S. commercial revenue to $24.7 million, up 31% over 3Q11.

•	Increased international revenue to $17.7 million, up 69% over 3Q11.

•	Increased U.S. federal sector revenue to $16.4 million, up 4% over 3Q11.

Innovation & Recognition

•

Announced that FirePOWER appliance excelled in the most recent independent NSS Labs Next-Generation Firewall (NGFW) product analysis - the industry’s most rigorous NGFW testing available to date. The FirePOWER 8250 NGFW protected against 99% of all attacks, demonstrated superior performance and delivered best-in class total cost of ownership.

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Introduced the latest solutions to address critical customer needs for virtualized security — FireAMP™ Virtual and Virtual Next-Generation Intrusion Prevention Systems (NGIPS) with application control. These new solutions deliver Information Superiority by providing large enterprises and government organizations the visibility and control required to address the dynamic nature of constantly changing virtual deployments and evolving threats targeting those systems.

•	Announced that Sourcefire Next-Generation Intrusion Prevention Systems (NGIPS) have been named to the U.S. Department of Defense (DoD) Unified Capability Approved Products List (UC APL).

•

Commenced Sourcefire Chalk Talks, a complimentary collection of informative cybersecurity videos. The ongoing series will provide viewers with deeper, unbiased knowledge on essential cybersecurity topics, initially focusing on malware and network security.

Fourth Quarter and Full Year 2012 Outlook

Based on information as of October 30, 2012, Sourcefire expects revenue for the fourth quarter of 2012 in the range of $62.0 million to $64.0 million, net income per diluted share in the range of $0.03 to $0.05 and, on an adjusted basis, net income per diluted share in the range of $0.27 to $0.29. Sourcefire’s expectation of adjusted net income per diluted share excludes stock-based compensation expense of $10.0 million to $10.2 million (inclusive of $3.7 million of expense due to vesting acceleration of restricted shares in connection with the retirement of the Company’s former CEO) and amortization of acquired intangible assets of approximately $0.3 million, and includes an assumed 35% tax rate.

For fiscal year 2012 Sourcefire expects revenue in the range of $217.7 million to $219.7 million, net income per diluted share in the range of $0.11 to $0.13 and adjusted net income per diluted share in the range of $0.80 to $0.82. Sourcefire’s expectation of full year 2012 adjusted net income per share excludes stock-based compensation expense in the expected range of $26.1 million to $26.3 million and amortization of acquired intangible assets and other acquisition-related expenses of approximately $2.8 million and includes an assumed tax rate of 35%.

Non-GAAP Measures

To supplement its consolidated financial statements presented in accordance with GAAP, Sourcefire considers certain financial measures that are not prepared in accordance with GAAP, including non-GAAP adjusted net income, adjusted net income per share, adjusted income from operations, adjusted income from operations as a percentage of revenue and free cash flow.

Sourcefire uses these non-GAAP financial measures, in addition to GAAP financial measures, to evaluate its operating and financial performance and to compare such performance to that of prior periods and to the performance of its competitors. The Company also uses these non-GAAP financial measures in making operational and financial decisions and in establishing operational goals. Sourcefire believes that providing these non-GAAP financial measures to investors, as a supplement to GAAP financial measures, helps investors to evaluate the Company’s operating and financial performance and trends in its business, consistent with how management evaluates such performance and trends. The Company also believes these non-GAAP financial measures may be useful to investors in comparing its performance to the performance of other companies, although Sourcefire’s non-GAAP financial measures are specific to it and the non-GAAP financial measures of other companies may not be calculated in the same manner.

Adjusted Net Income, Adjusted Net Income per Share, Adjusted Income from Operations and Adjusted Income from Operations as a Percentage of Revenue: In evaluating the operating performance of its business, Sourcefire excludes certain charges and credits that are required by GAAP. These non-GAAP measures exclude (i) stock-based compensation, which does not involve the expenditure of cash, (ii) amortization of acquisition-related intangible assets, which does not involve the expenditure of cash, and (iii) other acquisition–related expenses, which are unrelated to the ongoing operation of the Company’s business in the ordinary course. For 2012 Sourcefire expects non-GAAP results to be adjusted to reflect the effect of an assumed tax rate of 35%. This adjustment is intended to normalize the tax rate and provide a tax rate that approximates the Company’s expected long-term GAAP tax rate.

Free Cash Flow: Sourcefire defines free cash flow as net cash provided by operating activities minus capital expenditures. The Company considers free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business that, after the purchase of property and equipment, can be used for strategic opportunities, including investing in the business, making strategic acquisitions and strengthening the balance sheet.

These measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. The non-GAAP measures included in this press release have been reconciled to the nearest GAAP measure in the table following the financial statements attached to this press release.

Conference Call and Webcast

On Thursday, November 1, 2012 at 8:30 a.m. Eastern Time, Sourcefire will host a conference call to review these results. A listen-only web cast of the session will be available at http://investor.sourcefire.com.

Those wishing to participate in the live session should use the following numbers to dial in:

Calling from the United States or Canada: 877-712-7037

Calling from other countries: 253-237-1122

Conference ID number: 39707384

An online replay will be available at http://investor.sourcefire.com following the completion of the live call and will remain available for at least 90 days.

About Sourcefire

Sourcefire, Inc. (Nasdaq:FIRE), a world leader in intelligent cybersecurity solutions, is transforming the way global large- to mid-size organizations and government agencies manage and minimize network security risks. With solutions from a next-generation network security platform to advanced malware protection, Sourcefire provides customers with Agile Security® that is as dynamic as the real world it protects and the attackers against which it defends. Trusted for more than 10 years, Sourcefire has been consistently recognized for its innovation and industry leadership with numerous patents, world-class research, and award-winning technology. Today, the name Sourcefire has grown synonymous with innovation, security intelligence and agile end-to-end security protection. For more information about Sourcefire, please visit www.sourcefire.com.

Sourcefire, the Sourcefire logo, Snort, the Snort and Pig logo, ClamAV, FireAMP, FirePOWER, FireSIGHT and certain other trademarks and logos are trademarks or registered trademarks of Sourcefire, Inc. in the United States and other countries. Other company, product and service names may be trademarks or service marks of others.

Cautionary Language Concerning Forward-Looking Statements

The statements contained in this release that are not historical facts are “forward-looking statements” (as such term is defined in the Private Securities Litigation Reform Act of 1995) that involve risks and uncertainties. These statements include expectations regarding financial results for the fourth quarter of 2012 and expectations of future growth.

Management cautions the reader that these forward-looking statements are only predictions and are subject to a number of both known and unknown risks and uncertainties, and actual results, performance, and/or achievements of Sourcefire, Inc. may differ materially from the future results, performance, and/or achievements expressed or implied by these forward-looking statements as a result of a number of factors. These factors include, without limitation, the fact that the outlook for the fourth quarter of 2012 and expectations of future growth could change, the risk that the search for a new CEO or the transition to a new CEO could disrupt the Company’s business and also include, without limitation, those risks and uncertainties described from time to time in the reports filed by Sourcefire, Inc. with the U.S. Securities and Exchange Commission. Sourcefire, Inc. undertakes no obligation to update any forward-looking statements.

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Sourcefire, Inc.

Consolidated Statements of Operations

(in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Revenue:
Products	$36,690	$27,552	$92,177	$64,207
Technical support and professional services	22,142	17,654	63,555	48,235

Total revenue	58,832	45,206	155,732	112,442

Cost of revenue:
Products	10,551	7,986	27,722	18,757
Technical support and professional services	2,842	2,141	8,112	6,161

Total cost of revenue	13,393	10,127	35,834	24,918

Gross profit	45,439	35,079	119,898	87,524

Operating expenses:
Research and development	10,768	9,260	30,857	24,296
Sales and marketing	22,395	16,304	61,363	45,580
General and administrative	6,597	5,086	17,952	14,451
Depreciation and amortization	1,356	970	3,673	2,858

Total operating expenses	41,116	31,620	113,845	87,185

Income from operations	4,323	3,459	6,053	339
Other expense, net	(10)	(41)	(2)	(99)

Income before income taxes	4,313	3,418	6,051	240
Provision (benefit) for income taxes	3,098	1,423	3,656	(1,816)

Net income	$1,215	$1,995	$2,395	$2,056

Net income per share - basic	$0.04	$0.07	$0.08	$0.07
Net income per share - diluted	$0.04	$0.07	$0.08	$0.07

Weighted average shares outstanding used in computing per share amounts:
Basic	29,996,464	28,733,267	29,647,214	28,503,974
Diluted	31,124,052	29,630,833	30,822,440	29,402,275

Stock-based compensation expense for the three and nine months ended September 30, 2012 and 2011 is included in the Consolidated Statements of Operations as follows (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Cost of revenue (products)	$155	$80	$326	$201
Cost of revenue (services)	237	138	614	357

Stock-based comp expense included in cost of revenue	392	218	940	558

Research and development	1,721	974	3,877	2,474
Sales and marketing	3,076	1,659	6,959	4,367
General and administrative	1,918	1,440	4,307	3,385

Stock-based comp expense included in operating expenses	6,715	4,073	15,143	10,226

Total stock-based compensation expense	$7,107	$4,291	$16,083	$10,784

Sourcefire, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

	September 30, 2012	December 31, 2011
	(unaudited)	(unaudited)
Assets
Cash and cash equivalents	$83,288	$59,407
Investments	105,217	98,407
Accounts receivable, net	58,739	54,914
Inventory	6,136	4,285
Deferred tax assets	10,887	11,339
Prepaid expenses and other current assets	8,965	7,718
Property and equipment, net	14,215	12,233
Goodwill	15,000	15,000
Intangible assets, net	4,798	5,822
Other long-term assets	20,535	14,802

Total assets	$327,780	$283,927

Liabilities
Accounts payable and accrued expenses	$24,034	$23,237
Deferred revenue	71,647	61,570
Other liabilities	1,419	1,263

Total liabilities	97,100	86,070

Stockholders’ Equity
Common stock	29	28
Additional paid-in capital	243,772	213,402
Accumulated deficit	(13,154)	(15,549)
Accumulated other comprehensive income (loss)	33	(24)

Total stockholders’ equity	230,680	197,857

Total liabilities and stockholders’ equity	$327,780	$283,927

Sourcefire, Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
	(unaudited)	(unaudited)	(unaudited)	(unaudited)

Net income	$1,215	$1,995	$2,395	$2,056

Adjustments to reconcile net income to net cash provided by (used in) operating activities	2,527	(2,329)	23,658	(2,477)

Net cash provided by (used in) operating activities	3,742	(334)	26,053	(421)

Net cash provided by (used in) investing activities	(3,336)	11,194	(16,445)	(6,699)

Net cash provided by financing activities	5,345	1,463	14,273	4,023

Net increase (decrease) in cash and cash equivalents	5,751	12,323	23,881	(3,097)

Cash and cash equivalents at beginning of period	77,537	38,990	59,407	54,410

Cash and cash equivalents at end of period	$83,288	$51,313	$83,288	$51,313

Sourcefire, Inc.

Reconciliation of Non-GAAP Measures to GAAP

(in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Reconciliation of adjusted income from operations:
GAAP income from operations	$4,323	$3,459	$6,053	$339
Amortization of acquisition-related intangible assets	342	252	1,026	756
Other acquisition-related expenses*	—	667	1,436	2,123
Stock-based compensation expense	7,107	4,291	16,083	10,784

Adjusted income from operations	$11,772	$8,669	$24,598	$14,002

Adjusted income from operations as % of total revenue	20.0%	19.2%	15.8%	12.5%

Reconciliation of adjusted net income:
GAAP net income	$1,215	$1,995	$2,395	$2,056
Stock-based compensation expense	7,107	4,291	16,083	10,784
Amortization of acquisition-related intangible assets	342	252	1,026	756
Other acquisition-related expenses**	—	781	1,436	2,465
Tax credit for research and experimentation	—	—	—	(2,001)
Income tax adjustment***	(1,019)	(1,637)	(4,953)	(4,801)

Adjusted net income	$7,645	$5,682	$15,987	$9,259

Adjusted net income per share - basic	$0.25	$0.20	$0.54	$0.32
Adjusted net income per share - diluted	$0.25	$0.19	$0.52	$0.31

Weighted average number of shares - basic	29,996,464	28,733,267	29,647,214	28,503,974
Weighted average number of shares - diluted	31,124,052	29,630,833	30,822,440	29,402,275

*	Includes the accrual of retention obligations related to the hiring of former Immunet employees and other acquisition-related costs
**	Includes the accrual of retention obligations related to the hiring of former Immunet employees, the increase in the fair value of acquisition-related contingent consideration and other acquisition-related costs.
***	Income tax adjustment is used to adjust the GAAP provision for income taxes to a Non-GAAP provision for income taxes utilizing an assumed tax rate of 35%.

Reconciliation of net cash provided by (used in) operating activities to free cash flow:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
	(unaudited)	(unaudited)	(unaudited)	(unaudited)

Net cash provided by (used in) operating activities	$3,742	$(334)	$26,053	$(421)
Purchase of property and equipment	(2,073)	(1,630)	(6,149)	(4,344)

Free Cash Flow	$1,669	$(1,964)	$19,904	$(4,765)

Sourcefire, Inc.

Supplemental Operating Data

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
	(unaudited)	(unaudited)	(unaudited)	(unaudited)

Number of deals in excess of $ 500,000	26	18	51	40
Number of deals in excess of $ 100,000	117	87	279	207
Number of new customers	108	121	290	281
Percentage of channel-influenced deals	35%	39%	41%	47%
Total channel partners	723	557
Number of full-time employees at end of period	560	434

Revenue Composition by Geography:
United States	70%	77%	69%	75%
International	30%	23%	31%	25%

Total	100%	100%	100%	100%

Revenue Composition by Business Distribution:
Existing customer product revenue	36%	33%	37%	37%
New customer product revenue	26%	28%	22%	20%
Technical support and professional services	38%	39%	41%	43%

Total	100%	100%	100%	100%